                                   EXHIBIT 1





                             JOINT FILING AGREEMENT

      The undersigned hereby agree that the statement on Schedule 13D with respect to the Common Stock of International Alliance Services, Inc. dated October 18, 1996 is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of us pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934.





Dated:  November 1, 1996                           Michael G. DeGroote




                                                   By:/s/ Rick L. Burdick
                                                      -------------------
                                                   Rick L. Burdick
                                                   Attorney-in-fact





Dated:  November 1, 1996                           MGD Holdings Ltd.



                                                   By:/s/ Rick L. Burdick
                                                      -------------------
                                                   Rick L. Burdick
                                                   Attorney-in-fact